Exhibit 4.1

NUMBER INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS SHARES HEIDMAR MARITIME HOLDINGS CORP. TOTAL AUTHORIZED ISSUE 100 SHARES $0.001 PAR VALUE REGISTERED STOCK THIS CERTIFIES THAT IS THE OWNER OF NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER THEREOF IN PERSON OR BY A DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE. WITNESS, THE SEAL OF THE CORPORATION AND THE SIGNATURE OF ITS DULY AUTHORIZED OFFICERS. DATED PRESIDENT SECRETARY/TREASURER

FOR VALUE RECEIVED, __________________________________________________ hereby sells, assigns and transfers unto____________________________________________________________________________________

__________________________________________________________ Shares of the Common Stock of

__________________________________________________________ standing in our name on the books of said Corporation represented by Certificate No. ___________________ herewith, and do hereby irrevocably constitute and appoint ________________________________________________ as attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated ____________

____________________________________
In presence of	Name:
_______________________________	Title: